UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2010
HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2175 Point Boulevard Suite 375 Elgin, Illinois	60123

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 836-5670
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 14, 2010, Heritage-Crystal Clean, Inc. (the “Company”) and its operating subsidiary Heritage-Crystal Clean, LLC entered into the First Amendment to Third Amended and Restated Credit Agreement dated as of December 14, 2009 between Heritage-Crystal Clean, LLC and Bank of America, N.A. (the “Credit Agreement”). The amendment excludes up to $42 million of capital expenditures for the used oil re-refinery that the Company expects to build in Indiana from the $10 million annual capital expenditures limitation in the Credit Agreement contingent upon the Company receiving at least $20 million of net proceeds for the re-refinery from the issuance of equity interests.
     The foregoing description of the amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the amendment filed as Exhibit 10.5 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
Exhibit 10.5	First Amendment dated as of May 14, 2010 to Third Amended and Restated Credit Agreement dated December 14, 2009 between Heritage-Crystal Clean, LLC and Bank of America, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.
Date: May 18, 2010	By:	/s/ Greg Ray
Title: Greg Ray, Chief Financial Officer, Vice
President, Business Management and Secretary